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                                                                EXHIBIT 11.1


PIRANHA INTERACTIVE PUBLISHING, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                                YEAR ENDED     YEAR ENDED         SIX MONTH          SIX MONTH
                                               DECEMBER 31,   DECEMBER 31,         ENDED               ENDED
                                                   1995           1996          JUNE 30, 1996     JUNE 30, 1996
  Pro forma net income (loss) for earnings
    per share calculation                       $  109,123     $ (834,874)        (312,385)
                                                ==========     ==========

  Shares:
    Weighted average number of common
      shares outstanding                         1,780,626      1,687,745        1,775,973          1,600,000
                                                ==========     ==========

    Less the weighted average number of
      shares of common stock in escrow           1,363,292      1,292,180        1,359,729          1,225,000
                                                ----------     ----------        ---------          ---------

    Weighted average number of common
      shares outstanding                           417,334        395,565          416,244            375,000
                                                ==========     ==========        =========

Pro forma net income (loss) per common share    $     0.26     $    (2.11)       $   (0.75)
                                                ==========     ==========        =========

Net loss for earnings per share calculation                                                          (951,846)
                                                                                                     ========

Net loss per common share                                                                            $  (2.54)
                                                                                                     ========
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